Exhibit 99.1

Entegris Reports Results For First Quarter

Quarterly Sequential Sales Growth of 10 Percent and Non-GAAP EPS of $0.15

BILLERICA, Mass., April 27, 2010 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s first quarter ended April 3, 2010.

The Company recorded first-quarter sales of $160.5 million and net income of $16.6 million, or $0.12 per diluted share. These results included amortization of intangible assets of $4.3 million. The Company reported sales of $59.0 million and a loss of $0.34 per share in the first quarter a year ago and sales of $146.3 million and net income of $0.08 per share in the fourth quarter of 2009.

Non-GAAP EPS in the first quarter of 2010 was $0.15 per diluted share, which compared to a non-GAAP loss per share of $0.26 in the first quarter a year ago. A reconciliation table of GAAP to non-GAAP earnings (loss) per share is contained in this press release.

Gideon Argov, president and chief executive officer, said: “Our first-quarter sales growth reflected continued positive trends in our core semiconductor markets. Utilization rates and production levels at our semiconductor fab customers remained at high levels, and capital spending in the industry continued to be robust.

“We were very pleased with our operating performance in the quarter, which reflects the positive impact of the structural cost reductions we put in place during the past year. Our manufacturing execution in the quarter was excellent and contributed to first-quarter operating margin of 16.5 percent of sales, excluding amortization. This is above our target model and well above what we would have achieved in previous quarters on comparable revenue,” Argov said.

In the first quarter, the Company generated $28 million in cash from operations, reduced its debt by $20.4 million, and ended the quarter with a cash balance of $22.1 million, net of debt.

Segment Information (table of results contained at the end of this release)

Contamination Control Solutions (CCS) sales in the first quarter increased 8 percent sequentially, primarily driven by sales of fluid-handling components and gas purification systems used in semiconductor and microelectronics manufacturing equipment. Demand for filtration products remained strong through the quarter.

First-quarter sales of Microenvironments (ME) product increased 10 percent from the fourth quarter, driven by sales of wafer process products for semiconductor wafers and data storage shippers.

Specialty Materials sales in the first quarter rose 23 percent sequentially, driven by a continued rebound in sales of specialty coated and graphite-based components used in semiconductor manufacturing. Sales of Specialty Materials products to markets other than the semiconductor industry improved modestly.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the first quarter on Tuesday, April 27, 2010, at 10:00 a.m. Eastern Time. Participants should dial 1-888-297-8997 (domestic callers) or 1-719-325-2296 (for callers outside of the U.S.), referencing confirmation code #7005049. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Risks Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2009, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	April 3, 2010	December 31, 2009	March 28, 2009
Net sales	$160,511	$146,324	$59,038
Cost of sales	87,360	82,037	54,020

Gross profit	73,151	64,287	5,018
Selling, general and administrative expenses	35,782	32,420	29,721
Engineering, research and development expenses	10,820	9,717	8,904
Amortization of intangible assets	4,272	4,602	4,981
Restructuring charges	—	3,009	4,634

Operating income (loss)	22,277	14,539	(43,222)
Interest expense, net	1,206	2,110	1,847
Other (income) expense, net	(293)	1,316	(5,222)

Income (loss) before income taxes	21,364	11,113	(39,847)
Income tax expense (benefit)	4,809	1,231	(2,598)
Equity in net (earnings) loss of affiliates	(191)	(210)	496

Net income (loss)	16,746	10,092	(37,745)
Net income (loss) attributable to noncontrolling interest	196	(32)	—

Net income (loss) attributable to Entegris, Inc.	$16,550	$10,124	$(37,745)

Amounts attributable to Entegris, Inc.:
Basic net income (loss) per common share:	$0.13	$0.08	$(0.34)
Diluted net income (loss) per common share:	$0.12	$0.08	$(0.34)

Weighted average shares outstanding:
Basic	130,954	129,953	112,348
Diluted	132,783	131,887	112,348

Entegris, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 3, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$73,253	$68,700
Accounts receivable, net	103,269	91,122
Inventories	88,689	83,233
Deferred tax assets, deferred tax charges and refundable income taxes	10,992	11,085
Other current assets and assets held for sale	14,091	13,318

Total current assets	290,294	267,458

Property, plant and equipment, net	131,923	135,431

Intangible assets	74,018	78,470
Deferred tax assets – non-current	10,393	9,670
Other assets	13,328	13,643

Total assets	$519,956	$504,672

LIABILITIES AND EQUITY
Current maturities of long-term debt	$10,931	$11,257
Short-term borrowings	3,816	8,039
Accounts payable	30,472	23,553
Accrued liabilities	35,422	29,832
Income tax payable and deferred tax liabilities	5,655	1,229

Total current liabilities	86,296	73,910

Long-term debt, less current maturities	36,406	52,492
Other liabilities	27,700	28,613
Equity	369,554	349,657

Total liabilities and equity	$519,956	$504,672

Entegris, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	April 3, 2010	March 28, 2009
Operating activities:
Net income (loss)	$16,746	$(37,745)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,724	8,270
Amortization	4,272	4,981
Stock-based compensation expense	1,794	1,810
Charge for fair value mark-up of acquired inventory	—	4,065
Other	(2,336)	4,564
Changes in operating assets and liabilities:
Trade accounts receivable and notes receivable	(12,612)	16,167
Inventories	(5,035)	1,595
Accounts payable and accrued liabilities	13,076	(2,834)
Income taxes payable and refundable income taxes	5,358	(5,852)
Other	36	(4,565)

Net cash provided by (used in) operating activities	28,023	(9,544)

Investing activities:
Acquisition of property and equipment	(3,603)	(7,940)
Other	26	50

Net cash used in investing activities	(3,577)	(7,890)

Financing activities:
Payments and proceeds on short-term borrowings and long-term debt, net	(20,427)	3,577
Issuance of common stock	782	570
Payments for debt issuance costs	—	(3,464)

Net cash (used in) provided by financing activities	(19,645)	683

Effect of exchange rate changes on cash	(248)	(2,832)

Increase (decrease) in cash and cash equivalents	4,553	(19,583)
Cash and cash equivalents at beginning of period	68,700	115,033

Cash and cash equivalents at end of period	$73,253	$95,450

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
Net sales	April 3, 2010	December 31, 2009	March 28, 2009
Contamination Control Solutions	$100,742	$93,687	$34,287
Microenvironments	41,927	38,162	14,682
Specialty Materials	17,842	14,475	10,069

Total net sales	$160,511	$146,324	$59,038

	Three Months Ended
Segment profit (loss)	April 3, 2010	December 31, 2009	March 28, 2009
Contamination Control Solutions	$28,234	$23,127	$(8,670)
Microenvironments	8,980	8,898	(10,195)
Specialty Materials	2,342	1,985	617

Total segment profit (loss)	39,556	34,010	(18,248)
Amortization of intangibles, amortization of fair value mark-up of acquired inventory sold and restructuring charges	(4,272)	(8,048)	(13,680)
Unallocated expenses	(13,007)	(11,423)	(11,294)

Total operating income (loss)	$22,277	$14,539	$(43,222)

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income (Loss) and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	April 3, 2010	December 31, 2009	March 28, 2009
Net sales	$160,511	$146,324	$59,038

GAAP – Operating income (loss)	$22,277	$14,539	$(43,222)
Restructuring charges	—	3,009	4,634
Charge for fair value mark-up of acquired inventory sold	—	437	4,065
Amortization of intangible assets	4,272	4,602	4,981

Adjusted operating income (loss)	26,549	22,587	(29,542)
Depreciation	6,724	7,262	8,270

Adjusted EBITDA	$33,273	$29,849	$(21,272)

Adjusted operating margin	16.5%	15.4%	(50.0)%
Adjusted EBITDA – as a % of net sales	20.7%	20.4%	(36.0)%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings (Loss) per Share

(In thousands)

(Unaudited)

	Three Months Ended
	April 3, 2010	December 31, 2009	March 28, 2009
GAAP net income (loss) attributable to the Company	$16,550	$10,124	$(37,745)
Adjustments to net income (loss) attributable to the Company:
Amortization of intangible assets	4,272	4,602	4,981
Charge for fair value mark-up of acquired inventory sold	—	437	4,065
Impairment of equity investments	—	1,000	—
Tax effect of adjustments to net income (loss) attributable to the Company	(1,567)	(130)	—

Non-GAAP net income (loss) attributable to the Company	$19,255	$16,033	$(28,699)

Diluted earnings (loss) per common share:	$0.12	$0.08	$(0.34)
Effect of adjustments to net income (loss) attributable to the Company	0.02	0.04	(0.08)
Diluted non-GAAP earnings (loss) per common share:	$0.15	$0.12	$(0.26)

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